SECOND AMENDMENT TO PURCHASE AGREEMENT


         THIS SECOND AMENDMENT TO PURCHASE AGREEMENT (the "Second Amendment") is made and entered into this 13th day of December 1995 by and between GUARANTEED HOTEL INVESTORS 1985, L.P., a Delaware limited partnership ("Seller"), and SLT REALTY LIMITED PARTNERSHIP, a Delaware limited partnership ("Buyer"):

                              W I T N E S S E T H:

         WHEREAS, Seller and Buyer are parties to that certain Purchase Agreement dated October 27, 1995, as amended and modified by that certain First Amendment to Purchase Agreement between Seller and Buyer (collectively, the "Agreement"); and

         WHEREAS, Seller and Buyer have agreed to amend the Agreement as provided herein.

         NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, Seller and Buyer hereby covenant and agree as follows:

         1. In the event of any conflict between the terms and provisions of the Agreement and this Second Amendment, then the terms and provisions of this Second Amendment shall prevail. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to the same in the Agreement.

         2. Seller and Buyer hereby agree to extent the time period in which Buyer has to decide to terminate the Management Agreements with Doubletree to January 12, 1996. Seller and Buyer hereby agree to extend the Closing to accommodate any WARN Act notice periods in the event of a termination of Doubletree under the Management Agreements, provided and on the condition that Buyer pays the additional Earnest Money as provided in Paragraph 3 below.

         3. Notwithstanding anything contained in the Agreement to the contrary, Buyer shall have the right to extend the Closing Date to no later than April 30, 1996, which right may be exercised in connection with Paragraph 2 above or otherwise, provided and on the condition that Buyer pays additional Earnest Money (to be credited against the Purchase Price) in the amount of $100,000 to the Title Company on or before the Closing Date that would otherwise be scheduled pursuant to the provisions of Paragraph 4(a) of the Agreement without regard to the extension set forth in this Paragraph 3.

         4. On or before December 22, 1995, Seller shall advise Buyer as to which Documents Buyer must obtain a release of Seller's liability in accordance with the provisions of Paragraph 4(d)(4) of the Agreement. With respect to the remaining Documents as to which Buyer does not obtain a specific release as set forth in the immediately preceding sentence, Buyer agrees to indemnify Seller from any and all loss, cost or expense incurred by Seller as a result of any claims arising under such remaining Documents for the period commencing from and after the Closing. The foregoing indemnity shall be evidenced by a document, in form and substance acceptance to Buyer and Seller, to be delivered at the Closing.

         5. Seller and Buyer hereby agree to extend the date to agree upon the form of the Trust and Escrow Agreement to December 15, 1995.

         6. Seller and Buyer agree to extend the period in which to agree upon an allocation of the Purchase Price under Paragraph 3 of the Agreement to December 15, 1995.

         7. Except as expressly amended and modified hereby, this Agreement is and shall otherwise remain in full force and effect, and the parties hereto ratify and confirm the same.

         8. This Second Amendment may be executed in one or more counterparts and all such counterparts taken together shall constitute one agreement. Executed copies of this Second Amendment received by telecopier shall be deemed to be originals.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, Seller and Buyer have hereunder set their hands and seals as of the date first above written.

        SELLER:

        GUARANTEED HOTEL INVESTORS 1985, L.P., a Delaware limited partnership

        By:      FFCA  Management  Company  Limited  Partnership,   a  Delaware
                 limited partnership, General Partner

                 By: Perimeter  Center  Management   Company,  a  Delaware
                     corporation, Managing General Partner


                          By:  /s/ Dennis L. Ruben
                               -------------------
                                   Dennis L. Ruben,  Senior Vice  President and
                                   General Counsel


        BUYER:

        SLT REALTY LIMITED PARTNERSHIP, a Delaware limited partnership

        By: Starwood Lodging Trust, a Maryland real estate investment trust, its general partner


        By /s/ Jeff Lapin
        -----------------
           Jeff Lapin